Exhibit 4.3
This security is a global security within the meaning of the Indenture hereinafter referred to and is registered in the name of a depositary or a nominee thereof. This security may not be transferred to, or registered or exchanged for securities registered in the name of, any person other than the depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the indenture.
Every security authenticated and delivered upon registration of, transfer of, or in exchange for or in lieu of, this security shall be a global security subject to the foregoing, except in such limited circumstances.
Unless this security is presented by an authorized representative of the Depository Trust Company, a New York corporation, to the Company or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of the Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of the Depository Trust Company), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.
WEATHERFORD INTERNATIONAL LTD.
6.50% SENIOR NOTES DUE 2036

NO. 2	U.S.$100,000,000
CUSIP No. 947075 AB 3
     WEATHERFORD INTERNATIONAL LTD., a company duly incorporated under the laws of Bermuda (herein called the “Company”, which term includes any successor or resulting Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED MILLION United States Dollars on August 1, 2036, and to pay interest thereon from August 7, 2006, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 in each year, commencing February 1, 2007, at the rate of 6.50% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any) and interest on this Security will be made by transfer of immediately available funds to a bank account in New York, New York designated by the Holder in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.
Dated: August 7, 2006.

WEATHERFORD INTERNATIONAL LTD.

By:
Name: Lisa W. Rodriguez
Title: Senior Vice President and Chief Financial Officer
     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

WEATHERFORD INTERNATIONAL LTD.
6.50% SENIOR NOTES DUE 2036
     This Security is one of a duly authorized issue of senior securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture dated as of October 1, 2003 (herein called the “Indenture”), among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Security is one of the series designated on the face hereof.
     This Security is the general, unsecured, senior obligation of the Company and is initially guaranteed pursuant to a guarantee (the “Guarantee”) by Weatherford International, Inc., a Delaware corporation (the “Guarantor”). The Guarantee is the general, unsecured, senior obligation of the Guarantor. At such time as the Guarantor has no outstanding Debt (exclusive of (a) Debt owed to the Company or any subsidiary of the Company and (b) any guarantee that has a provision substantially similar to this provision such that by its terms it will be automatically released and discharged simultaneously with the release and discharge of the Guarantee), the Guarantee shall be terminated, and Article Fourteen of the Indenture shall not apply to the Notes; provided that if the Guarantor subsequently incurs any Debt (exclusive of Debt owed to the Company or any subsidiary of the Company), the Guarantee shall automatically be reinstated while any such Debt is outstanding. In connection with each such reinstatement, the Guarantor will promptly execute and deliver and cause to be executed and delivered to the Trustee any and all certificates, opinions, instruments, agreements and documents, and to take all such other actions, that may be requested by or on behalf of the Trustee to better evidence the reinstatement of the Guarantee and the Guarantor’s obligations set forth under Article Fourteen of the Indenture; provided however, that neither the failure or delay of the Trustee to request any such certificates, opinions, instruments, agreements or documents nor the failure of the Guarantor to execute or deliver or the delay in the execution or delivery of any of same will in any manner whatsoever reduce, diminish, delay or otherwise alter the Guarantor’s obligations under the Guarantee, or prejudice, impair or otherwise adversely effect the rights, benefits or remedies of the Trustee or any Holders under or with respect to the Guarantee, which Guarantee in each case shall automatically arise and be in effect upon the Guarantor incurring any Debt (exclusive of Debt owed to the Company or any Subsidiary), without the necessity of any further act or deed.
     The Securities of this series are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time, as a whole or in part, at the election of the Company at a Redemption Price equal to the greater of: (a) 100% of the principal amount of notes then outstanding to be redeemed, plus accrued and unpaid interest thereon to the redemption date; or (b) the sum of the present values of the remaining scheduled payments of principal and interest on the notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus accrued and unpaid interest thereon to the Redemption Date; but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     “Adjusted Treasury Rate” means, with respect to any redemption date: (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Adjusted Treasury Rate will be calculated on the third business day preceding the redemption date.
     “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.
     “Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
     “Independent Investment Banker” means Banc of America Securities LLC, Morgan Stanley & Co. Incorporated or UBS Securities LLC or any of their respective successors, as designated by us, or if all such firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.
     “Reference Treasury Dealer” means: (a) Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and UBS Securities LLC and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in the United States (Primary Treasury Dealer), we will substitute another

Primary Treasury Dealer; and (b) up to two other Primary Treasury Dealer selected by the Company.
     “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third business day preceding such redemption date.
     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place(s) and rate, and in the coin or currency, herein prescribed. This Global Security or portion hereof may not be exchanged for Definitive Securities of this series except in the limited circumstances provided in the Indenture.
     The holders of beneficial interests in this Global Security will not be entitled to receive physical delivery of Definitive Securities except as described in the Indenture and will not be considered the Holders thereof for any purpose under the Indenture.
     The Securities of this series are issuable only in registered form without coupons in denominations of U.S. $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.
     No recourse under or upon any obligation, covenant or agreement of or contained in the Indenture or of or contained in any Security, or the Guarantee endorsed thereon, or for any claim based thereon or otherwise in respect thereof, or in any Security or in the Guarantee, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, member, officer, manager or director, as such, past, present or future, of the Company or the Guarantor or of any successor Person, either directly or through the Company or the Guarantor or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment, penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released by the acceptance hereof and as a condition of, and as part of the consideration for, the Securities and the execution of the Indenture.
     The Indenture provides that the Company and the Guarantor (a) will be discharged from any and all obligations in respect of the Securities (except for certain obligations described in the Indenture), or (b) need not comply with certain restrictive covenants of the Indenture, in each case if the Company or the Guarantor deposits, in trust, with the Trustee money or U.S. Government Obligations (or a combination thereof) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law.
     Except as otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Guarantor (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company; provided that at such time as the Guarantor has no outstanding Debt (exclusive of (a) Debt owed to the Company or any subsidiary of the Company and (b) any guarantee that has a provision substantially similar to this provision such that by its terms it will be automatically released and discharged simultaneously with the release and discharge of the Guarantee), the Guarantee shall be terminated, and Article Fourteen of the Indenture shall not apply to the Notes; provided further that if the Guarantor subsequently incurs any Debt (exclusive of Debt owed to the Company or any subsidiary of the Company), the Guarantee shall automatically be reinstated while any such Debt is outstanding. In connection with each such reinstatement, the Guarantor will promptly execute and deliver and cause to be executed and delivered to the Trustee any and all certificates, opinions, instruments, agreements and documents, and to take all such other actions, that may be requested by or on behalf of the Trustee to better evidence the reinstatement of the Guarantee and the Guarantor’s obligations set forth under Article Fourteen of the Indenture; provided however, that neither the failure or delay of the Trustee to request any such certificates, opinions, instruments, agreements or documents nor the failure of the Guarantor to execute or deliver or the delay in the execution or delivery of any of same will in any manner whatsoever reduce, diminish, delay or otherwise alter the Guarantor’s obligations under the Guarantee, or prejudice, impair or otherwise adversely effect the rights, benefits or remedies of the Trustee or any Holders under or with respect to the Guarantee, which Guarantee in each case shall automatically arise and be in effect upon the Guarantor incurring any Debt (exclusive of Debt owed to the Company or any Subsidiary), without the necessity of any further act or deed.
     The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture as limited hereby, and reference is hereby made to the Indenture for the precise terms of the Guarantee.

Guarantor:

WEATHERFORD INTERNATIONAL, INC.

By:
Name: Lisa W. Rodriguez
Title: Senior Vice President and Chief Financial Officer